UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2008

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 1, 2008, the Audit Committee of the Board of Directors of Broadwind Energy, Inc. (the “Company”) concluded, following a preliminary determination by the Company’s management, that the financial statements contained in the Company’s Form 10-Q/A filed on November 19, 2008 (the “Amended Form 10-Q”) for the quarterly period ended September 30, 2008 should no longer be relied upon and must be restated.

In conjunction with preparation of its financial statements in conjunction with the filing of the Company’s Form 10-Q (the “Original Form 10-Q”) for the quarterly period ended September 30, 2008, management conducted a physical inventory at the Cicero, Illinois and Pittsburgh, Pennsylvania facilities of the Company’s Brad Foote Gear Works, Inc. subsidiary (“Brad Foote”). Based on additional review, subsequent to the filing date of the Original Form 10-Q, it was determined that the valuation file used to value the inventory contained conversion and other errors which resulted in an overstatement of the Company’s inventory balance as of September 30, 2008 in the amount of approximately $2.5 million.

The Audit Committee reached its conclusion after discussions with management and the Company’s independent registered public accounting firm, which agreed with the Audit Committee’s conclusion.

In addition, the restatement caused Brad Foote to fail to comply with two of its covenants, specifically its EBITDA coverage ratio and its cash flow coverage ratio calculations, in the thirty-first amendment to the Loan and Security Agreement dated as of January 17, 1997, as amended (the “Loan Agreement”) between Brad Foote and Bank of America.  The Company is actively seeking and is in advanced discussions regarding a waiver from Bank of America of these covenants as of September 30, 2008, and except for a payment due pursuant to the Loan Agreement which was made one day late and for which a waiver was obtained, Brad Foote was otherwise in compliance with the financial and other covenants contained in the Loan Agreement as of September 30, 2008.

The error in the financial statements disclosed above was, in part, caused by a material weakness in the company’s internal control over financing reporting, in particular a deficiency in the inventory valuation process utilized by Brad Foote to prepare the financial statements for the quarterly period ended September 30, 2008.  The Company is committed to remedying the deficiency and weakness and is implementing certain remedial measures, including (i) enhanced accountability to personnel responsible for valuing inventory, (ii) continued integration of a new manager that in late-October 2008 replaced the financial officer that had primary responsibility for financial reporting at Brad Foote, and (iii) putting in place standard costing procedures which the Company believes will improve inventory valuation accuracy and the controls supporting the calculations.

The Company intends to file an amendment to the Amended Form 10-Q in order to restate its financial statements for the quarterly period ended September 30, 2008.  Such amendment will include tabular disclosure indicating the impact of the restatement on the quarterly period ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

December 5, 2008	By:	/s/ Matthew J. Gadow
Matthew J. Gadow
Chief Financial Officer